EXHIBIT 3.1.2

                           CERTIFICATE OF AMENDMENT TO
                        THE CERTIFICATE OF INCORPORATION
                                       OF
                                UTIX GROUP, INC.

                                    * * * * *

     UTIX Group, Inc. (the "CORPORATION"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "GCL"), DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of UTIX Group, Inc. has unanimously approved and its Stockholders, through a Written Consent in Lieu of a Meeting of the Majority Stockholders of December 7, 2004, have ratified a resolution duly amending the Amended and Restated Certificate of Incorporation of said corporation, as follows:

RESOLVED, that Article Fourth the Corporation's Amended and Restated Certificate of Incorporation be amended to read as follows:

     "FOURTH: The aggregate number of shares of capital stock which the Corporation is authorized to issue is 125,000,000, divided as follows,

     A. 100,000,000 shares of Common Stock, $0.001 par value per share.

     B. 25,000,000 shares of Preferred Stock, $0.1101 par value per share, which may be issued from time to time in one or more classes or series with such dividend rates, voting rights, rights of conversion, rights upon dissolution or liquidation, and with such designations or restrictions thereof as shall be determined by resolution adopted by the Board of Directors at the time such stock is issued without further approval of the shareholders."

     SECOND: That said amendment was duly adopted in accordance with the provisions of Sections 228 and 242 of the GCL.

     THIRD: That the capital of said corporation shall not be reduced under or by reason of said amendment.


     IN WITNESS WHEREOF, the undersigned duly authorized officer of the Corporation has executed this Certificate and affirmed the statements made herein are true under penalties of perjury this 24th day of January, 2005.



                           /s/ ANTHONY G. ROTH
                           ----------------------------------
                           Anthony G. Roth, CEO and President